Second Quarter 2011
Earnings Conference Call
Monday, August 8, 2011

Forward-looking Statements and Segment Operating Earnings

Forward Looking Statements:
This presentation contains forward-looking statements, including statements about the future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not statements of historical fact may be "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. Results for any interim period presented herein are not necessarily indicative of results to be expected for the full year or for any other future period. For further information regarding Crawford & Company, and the risks and uncertainties involved in forward-looking statements, please read Crawford & Company's reports filed with the United States Securities and Exchange Commission and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

Revenues Before Reimbursements ("Revenues")
Revenues Before Reimbursements are referred to as "Revenues" in both consolidated and segment charts, bullets and tables throughout this presentation.

Segment Operating Earnings:
Under the Financial Accounting Standards Board's Accounting Standards Codification Topic 280, "Segment Reporting," the Company has defined segment operating earnings as the primary measure used by the Company to evaluate the results of each of its four operating segments. Segment operating earnings exclude income taxes, interest expense, amortization of customer-relationship intangible assets, stock option expense, earnings or loss attributable to non-controlling interests, certain unallocated corporate and shared costs, and certain other nonrecurring gains and expenses.

Non-GAAP Financial Information:
For additional information about certain non-GAAP financial information presented herein, see the Appendix following this presentation.

Crawford

Today's Agenda

Welcome and Opening Comments

Second Quarter 2011 Business Summary

Second Quarter 2011 Financial Review

Operational Review

2011 Focus and Guidance

Market-Leading Global Businesses

The world's largest fully-integrated independent provider of global claims management solutions.

1 EMEA-A/P

Serves the U.K., European, Middle Eastern, African and Asia Pacific markets

2 Americas

Serves the U.S., Canadian and Latin American markets

3 Broadspire

Serves large national accounts, carriers and self-insured entities

4 Legal Settlement Administration

Provides administration for class action settlements and bankruptcy matters

Crawford®

BROADSPIRE® a Crawford Company

GCG People. Power. Performance.

Crawford®

Second Quarter 2011 Business Summary

- *Revenues and earnings reflected continued strong performance in Legal Settlement Administration, due to a special project*
- *Americas' rebound assisted by U.S. catastrophe activity*
- *Organic growth in EMEA/AP due to weather-related claims in Australia and the U.K.*
- *Group claims increased 13.1% over the prior year quarter*
- *Diluted earnings per share were $0.25, compared with non-GAAP diluted earnings per share of $0.10 in the 2010 second quarter, excluding special items of $0.15*



$ in millions
300
250
200
150
100
50
0
$291.7
$238.2
2Q 2011
2Q 2010
Revenues



$ in millions
14
12
10
8
6
4
2
0
$13.5
$5.5
2Q 2011
2Q 2010
Net Income Attributable to Shareholders of Crawford & Company before Special Items

Crawford

Second Quarter 2011
Financial Review

Second Quarter 2011 Financials

CRAWFORD & COMPANY

Income Statement Highlights

Unaudited

(In Thousands, Except Earnings and Dividend Per Share Amounts and Percentages)

Quarter Ended June 30	2011	2010	% Change
Revenues	$291,713	$238,151	22%
Costs of Services	210,773	176,424	19%
Selling, General, and Administrative Expenses	57,163	50,411	13%
Corporate Interest Expense, Net	4,118	3,672	12%
Restructuring and Other Costs	-	1,987	nm
Goodwill Impairment Charge	-	7,303	nm
Total Costs and Expenses before Reimbursements	272,054	239,797	13%
Income (Loss) Before Income Taxes	19,659	(1,646)	nm
Provision for Income Taxes	6,005	865	594%
Net Income (Loss)	13,654	(2,511)	nm
Less: Net Income Attributable to Noncontrolling Interests	185	16	1056%
Net Income (Loss) Attributable to Shareholders of Crawford & Company	$13,469	($2,527)	nm
Basic and Diluted Earnings (Loss) Per Share	$0.25	($0.05)	nm
Cash Dividends per Share:			
Class A and Class B Common Stock	$0.02	—	nm

nm=not meaningful

Crawford

2010 to 2011 Second Quarter Bridge

In millions, except per share amounts	Revenues	Net Income (Loss) Attributable to Shareholders of Crawford & Company	Diluted EPS
Second quarter 2010 results	$238.2	($2.5)	($0.05)
Add:			
Foreign currency exchange benefit in 2011	8.7	0.8	0.02
Restructuring and other costs in 2010	-	1.2	0.02
Goodwill impairment charge in 2010	-	6.8	0.13
Operating and all other changes	44.8	7.2	0.13
Second quarter 2011 results	$291.7	$13.5	$0.25

Second Quarter 2011 Financials

Summary Results, Americas

For the quarters ended June 30, 2011 and 2010

In thousands, except percentages

Unaudited

	*Pro Forma 2011**	2011**	2010	2011/2010 % Change
Revenues	$ 92,863	$ 95,732	$ 82,299	16.3%
Total Operating Expenses	82,943	85,537	77,048	11.0%
Operating Earnings	$ 9,920	$ 10,195	$ 5,251	94.2%
Operating Margin	10.7%	10.6%	6.4%	



$ in millions
100
80
60
40
20
0
$95.7
$82.3
2Q 2011
2Q 2010
Revenues



$ in millions
12.0
10.0
8.0
6.0
4.0
2.0
0.0
$10.2
$5.3
2Q 2011
2Q 2010
Operating Earnings

- √ *Highest U.S. catastrophe adjuster revenues since 2008 fourth quarter drove margin improvement*
- √ *Positive exchange rate impact of $2.9 million on revenues due to strength of Canadian dollar*

*At 2010 average FX rates
**At 2011 average FX rates

Crawford

U.S. Catastrophe (CAT) Activity

U.S. Catastrophe

- CAT revenues of $10.0 million in second quarter of 2011 compared with $3.6 million in 2010 period
- CAT cases numbered 15,074 in the second quarter of 2011 compared with 6,677 in the second quarter of 2010
- Revenues increased primarily due to surge in claims from severe weather in midwestern and southeastern U.S.


Revenues
$ in millions
$12
$10
$8
$6
$4
$2
$0
2Q 2011
2Q 2010


Crawford Cases
In 000s
20
15
10
5
0
2Q 2011
2Q 2010

Second Quarter 2011 Financials

Summary Results, EMEA/AP

For the quarters ended June 30, 2011 and 2010

In thousands, except percentages

Unaudited

	Pro Forma 2011*	2011**	2010	2011/2010 % Change
Revenues	$ 81,456	$ 87,271	$ 70,406	24.0%
Total Operating Expenses	74,442	79,644	65,143	22.3%
Operating Earnings	$ 7,014	$ 7,627	$ 5,263	44.9%
Operating Margin	8.6%	8.7%	7.5%	



$ in millions
90
85
80
75
70
65
60
$87.3
$70.4
2Q 2011
2Q 2010
Revenues



$ in millions
8.0
6.0
4.0
2.0
0.0
$7.6
$5.3
2Q 2011
2Q 2010
Operating Earnings

- √ *Revenues grew 24% quarter over quarter primarily due to weather-related claims in the U.K. and Australia*
- √ *Operating earnings improved 45% quarter over quarter*

*At 2010 average FX rates
**At 2011 average FX rates

Crawford

Second Quarter 2011 Financials

Summary Results, Broadspire

For the quarters ended June 30, 2011 and 2010

In thousands, except percentages

Unaudited

	2011	2010	% Change
Revenues	$ 57,910	$ 61,180	-5.3%
Total Operating Expenses	61,009	62,952	-3.1%
Operating Loss	$ (3,099)	$ (1,772)	74.9%
Operating Margin	-5.4%	-2.9%	

- √ *Decline in revenues reflects longer durations for workers' compensation claims and changes in the mix of claims handled*
- √ *Cost control initiatives continue to be a priority*



$ in millions
70
65
60
55
50
45
40
$57.9
$61.2
2Q 2011
2Q 2010
Revenues



$ in millions
5
3
1
-1
-3
-5
($3.1)
$(1.8)
2Q 2011
2Q 2010
Operating Loss

Crawford

Second Quarter 2011 Financials

Summary Results, Legal Settlement Administration

For the quarters ended June 30, 2011 and 2010

In thousands, except percentages

Unaudited

	2011	2010	% Change
Revenues	$ 50,800	$ 24,266	109.3%
Total Operating Expenses	36,042	18,700	92.7%
Operating Earnings	$ 14,758	$ 5,566	165.1%
Operating Margin	29.1%	22.9%	



$ in millions
60.0
50.0
40.0
30.0
20.0
10.0
0.0
$50.8
$24.3
2Q 2011
2Q 2010
Revenues

- √ *Revenues and operating earnings increases reflect benefit of significant special project*
- √ *Backlog of $75.2 million at June 30, 2011 versus $56.5 million at June 30, 2010*



$ in millions
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
$14.8
$5.6
2Q 2011
2Q 2010
Operating Earnings

Crawford

Second Quarter 2011 Financials

Crawford & Company
Balance Sheet Highlights

As of June 30, 2011 and December 31, 2010

(In Thousands, except percentages)

	June 30, 2011	December 31, 2010	Change
Cash and cash equivalents	$37,206	$93,540	($56,334)
Accounts receivable, net	185,026	142,521	42,505
Unbilled revenues, net	136,726	122,933	13,793
Total receivables	321,752	265,454	56,298
Goodwill	129,872	125,764	4,108
Deferred revenues, net	78,889	75,526	3,363
Pension liabilities	139,045	165,030	(25,985)
Current portion of long-term debt, capital leases and short-term borrowings	3,426	2,891	535
Long-term debt, less current portion	217,589	220,437	(2,848)
Total debt	221,015	223,328	(2,313)
Total stockholders' equity attributable to Crawford & Company	126,317	89,516	36,801
Net debt*	183,809	129,788	54,021
Total debt/capitalization	64%	71%	

*Net debt is defined by the Company as long-term debt, capital leases and short-term borrowings, net of cash and cash equivalents.

Crawford

Second Quarter 2011 Financials

Crawford & Company
Operating and Free Cash Flow

For the year-to-date periods ended June 30, 2011 and 2010

	(In Thousands)		
	June 30, 2011	June 30, 2010	Variance
Net Income Attributable to Shareholders of Crawford & Company	$25,616	$527	$25,089
Plus: Non-Cash Goodwill Impairment Charge	-	7,303	(7,303)
Plus: Depreciation and Other Non-Cash Operating Items	18,637	17,333	1,304
Less: Unbilled and Billed Receivables Increase	(41,260)	(25,353)	(15,907)
Less: Working Capital Increase	(16,199)	(14,342)	(1,857)
Less: U.S. Pension Contributions	(20,000)	(15,100)	(4,900)
Operating Cash Flow	(33,206)	(29,632)	(3,574)
Less: Property & Equipment Purchases, net	(6,175)	(4,973)	(1,202)
Less: Capitalized Software (internal and external costs)	(5,766)	(7,249)	1,483
Less: Mandatory Principal Payments	(1,300)	(6,925)	5,625
Free Cash Flow	($46,447)	($48,779)	$2,332

Operational Review

2011 Operational Focus

- Key account management/cross-selling through the Crawford System of Claims Solutions
- Grow Business Process Outsourcing
- Expansion of Global Technical Services (GTS) and Contractor Connection
- Expansion of TPA offerings growing internationally
- Improve margins through cost control in all business segments

Second Quarter Business Drivers

- Consolidated case growth of 13.1% over 2010 second quarter
- U.S. weather events are driving increased claims activity
  - Severe weather – February to May 2011
- EMEA/AP catastrophic events
  - Australia: Queensland and Victoria flooding - December 2010 to January 2011
  - New Zealand earthquakes – February/June 2011



$ in millions
300
250
200
150
100
50
0
2Q 2011
1Q 2011
4Q 2010
3Q 2010
2Q 2010
Revenues



In 000s
350
300
250
200
150
100
50
0
2Q 2011
1Q 2011
4Q 2010
3Q 2010
2Q 2010
Cases

Americas

- U.S. Property and Casualty
  - Claims accelerated with recent weather events
  - Continued expansion of Global Technical Services
- Canada
  - Weather-related claims volume improving
  - Renewal of major accounts
  - Emphasis on cost control
- Latin America & Caribbean
  - Revenues improved in second quarter

Revenues by geographic region (in millions)



60
50
40
30
20
10
0
U.S. Prop & Cas
Canada
Lat.Am. & Car.
2Q 2011
2Q 2010

Americas Claims Referred (in 000s)



120
100
80
60
40
20
0
U.S. Prop & Cas
Canada
Lat.Am. & Car.
2Q 2011
2Q 2010

Crawford

EMEA/AP

- Grow revenues and market share
  - New business acquisition continues in U.K.
  - Expansion of TPA offerings in CEMEA
  - Recruitment of GTS adjusters continues
  - Executing work in progress reduction plan and improving DSO
- CEMEA
  - Claims volume increasing
  - Winning TPA accounts from independents
- Asia/Pacific
  - Catastrophe revenues should continue for the balance of this year



Revenues by geographic region (in millions)
40
30
20
10
0
U.K.
CEMEA
Asia/Pacific
2Q 2011
2Q 2010



EMEA/AP Claims Referred (in 000s)
50
40
30
20
10
0
U.K.
CEMEA
Asia/Pacific
2Q 2011
2Q 2010

Crawford

Broadspire

- Claims volume improved over Q2 2010
- Broadspire's fully-integrated offering continues to resonate in the market
- Second quarter new client wins are encouraging
- Cost management initiatives continue
- Stabilization of revenues during 2011 is a priority; performance should improve late in the year



Revenues by service line (in millions)
40
30
20
10
0
Claims Mgmt
Medical Mgmt
Risk Mgmt
2Q 2011
2Q 2010



Claims referred (in 000s)
40
30
20
10
0
Other
2Q 2011
2Q 2010

Crawford

Legal Settlement Administration

- Special project pace will slow during the second half but will continue to contribute to revenues and operating earnings through 2011
- New revenues from bank foreclosure project
- Core businesses continue to perform well
- Backlog at $75.2 million



Backlog (in millions)
80
70
60
50
40
30
20
$75.2
$56.5
2Q 2011
2Q 2010

2011 Guidance Increased

- Full Year 2011 Guidance:
  - Consolidated revenues before reimbursements between $1.07 billion and $1.10 billion
  - Consolidated operating earnings between $75.0 million and $83.0 million
  - Consolidated cash provided by operating activities between $30.0 million and $35.0 million
  - After reflecting stock-based compensation expense, net corporate interest expense, customer-relationship intangible asset amortization expense, special credits, and income taxes, net income attributable to shareholders of Crawford & Company on a GAAP basis between $41.0 million and $46.5 million, or $0.75 to $0.85 diluted earnings per share
  - Before reflecting the special credit of $5.8 million net of tax, or $0.11 per share, related to an arbitration award, net income attributable to shareholders of Crawford & Company on a non-GAAP basis between $35.5 million and $41.0 million, or $0.65 to $0.75 diluted earnings per share

Second Quarter 2011
Earnings Conference Call
Monday, August 8, 2011

Reconciliation of Non-GAAP Items

Crawford & Company

(in $000's)

		June 30, 2011		December 31, 2010
Deferred Revenues, Net				
Deferred revenues, current	$	51,605	$	48,198
Deferred revenues, noncurrent		29,098		30,048
Total deferred revenues		80,703		78,246
Less:				
Receivable held in trust included in accounts receivable		1,661		1,661
Receivable held in trust included in other noncurrent assets		153		1,059
Deferred revenues, net	$	78,889	$	75,526
Net Debt				
Short-term borrowings	$	484	$	-
Current installments of long-term debt and capital leases		2,942		2,891
Long-term debt and capital leases, less current installments		217,589		220,437
Total debt		221,015		223,328
Less:				
Cash and cash equivalents		37,206		93,540
Net debt	$	183,809	$	129,788

		Three Months Ended June 30, 2011		Three Months Ended June 30, 2010
Revenues Before Reimbursements				
Total Revenues	$	314,082	$	255,986
Reimbursements		(22,369)		(17,835)
Revenues Before Reimbursements	$	291,713	$	238,151
Costs of Services Before Reimbursements				
Total Costs of Services	$	233,142	$	194,259
Reimbursements		(22,369)		(17,835)
Costs of Services Before Reimbursements	$	210,773	$	176,424

Crawford

Reconciliation of Non-GAAP Items

Crawford & Company
Reconciliation of Net Income and Earnings Per Share to
Non-GAAP Adjusted Net Income and Earnings Per Share
For the Three Months Ended June 30, 2010

	Income (Loss) Before Taxes	Tax Expense	Net Income (Loss)	Net Income (Loss) Attributable to Crawford & Company	Earnings (Loss) Per Share
As reported	$ (1,646)	$ 865	$(2,511)	$ (2,527)	$ (0.05)
Add:					
Goodwill impairment charge	7,303	462	6,841	6,841	0.13
Restructuring and other costs	1,987	762	1,225	1,225	0.02
Non-gaap adjusted	$ 7,644	$ 2,089	$ 5,555	$ 5,539	0.10

Crawford